February 18, 2015

SECURITIES EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549
Attn.: Document Control


RE:	American Depositary Shares evidenced by the American
Depositary Receipts of Polska Grupa Farmaceutyczna SA
           (Form F6 File No 333156859)


Ladies and Gentlemen:

Pursuant to Rule 424(b) (3) under the Securities Act of 1933, as amended, on behalf of The Bank of New York Mellon, as Depositary for securities against which American Depositary Receipts (ADRs) are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in name from Polska Grupa Farmaceutyczna SA to Pelion
S.A. and the removal of the Par Value.
As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b) (3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General Instructions to the Form F6 Registration Statement, the Prospectus consists of the ADR certificate for Polska Grupa Farmaceutyczna SA. The Prospectus has been revised to reflect the removal of the Par Value and the new name:
 Pelion S.A.
Please contact me with any questions or comments at 212 8152221.
Sandra Bruno
Senior Associate
The Bank of New York Mellon  ADR Division


Encl.
CC: Paul Dudek, Esq. (Office of International Corporate Finance)








Depositary Receipts
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